Exhibit 3.2

       Articles of Incorporation and Amendments (Avalon Media Group, Inc.)

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Secretary of State
Corporation Section
James K. Polk Building, Suite 1800
Nashville, Tennessee  37243-0306
                                              DATE: 06/16/98
                                              REQUEST NUMBER:  3523-2767
                                              TELEPHONE CONTACT: (615) 741-0537
                                              FILE DATE/TIME: 06/16/98 1024
                                              EFFECTIVE DATE/TIME: 06/16/98 1024
                                              CONTROL NUMBER:  0352672

TO:
DEMPSEY, STEED, STEWART & KEEVER
100 RIVERPOINT CORP.
CTR., SUITE 205
BIRMINGHAM, AL  35243

RE:
   AVALON MEDIA GROUP, INC.
   CHARTER - FOR PROFIT

CONGRATULATIONS UPON THE INCORPORATION OF THE ABOVE ENTITY IN THE STATE OF TENNESSEE, WHICH IS EFFECTIVE AS INDICATED.

A CORPORATION ANNUAL REPORT MUST BE FILED WITH THE SECRETARY OF STATE ON OR BEFORE THE FIRST DAY OF THE FOURTH MONTH FOLLOWING THE CLOSE OF THE CORPORATION'S FISCAL YEAR. ONCE THE FISCAL YEAR HAS BEEN ESTABLISHED, PLEASE PROVIDE THIS OFFICE WITH THE WRITTEN NOTIFICATION. THIS OFFICE WILL MAIL THE REPORT DURING THE LAST MONTH OF SAID FISCAL YEAR TO THE CORPORATION AT THE ADDRESS OF ITS PRINCIPAL OFFICE OR TO A MAILING ADDRESS PROVIDED TO THIS OFFICE IN WRITING. FAILURE TO FILE THIS REPORT OR TO MAINTAIN A REGISTERED AGENT AND OFFICE WILL SUBJECT THE CORPORATION TO ADMINISTRATIVE DISSOLUTION.

WHEN CORRESPONDING WITH THIS OFFICE OR SUBMITTING DOCUMENTS FOR FILING. PLEASE REFER TO THE CORPORATION CONTROL NUMBER GIVEN ABOVE. PLEASE BE ADVISED THAT THIS DOCUMENT MUST ALSO BE FILED IN THE OFFICE OF THE REGISTER OF DEEDS IN THE COUNTY WHEREIN A CORPORATION HAS ITS PRINCIPAL OFFICE IS SUCH PRINCIPAL OFFICE IS IN TENNESSEE.


================================================================================
FOR: CHARTER - FOR PROFIT                                     ON DATE:  06/16/98

FROM:                                                     FEES
DEMPSEY, STEED, STEWART AND KEEVER PC         RECEIVED   $100.00           $0.00
100 RIVERPOINT CTR.                           TOTAL PAYMENT RECEIVED     $100.00
SUITE 205
BIRMINGHAM, AL  353243-0000                         RECEIPT NUMBER: 0000232642
                                                    ACCOUNT NUMBER: 00288353

                                                   /s/ RILEY C. DARNELL
                                                   -----------------------------
                                                   RILEY C. DARNELL
                                                   SECRETARY OF STATE
[CORPORATE SEAL]
THE GREAT SEAL OF THE STATE OF TENNESSEE 1796
AGRICULTURE COMMERCE

                                           THIS INSTRUMENT WAS PREPARED BY:
                                           R.F. (Ben) Stewart III
                                           DEMPSEY, STEED, STEWART & KEEVER P.C.
                                           100 RiverPoint Corp Center
                                           Suite 205
                                           Birmingham, Alabama 35243

STATE OF TENNESSEE       )

HAMILTON COUNTY          )

                                     CHARTER

                                       OF

                            AVALON MEDIA GROUP, INC.

         The undersigned incorporator, does hereby form a corporation under the Tennessee General Corporation Act, and adopts the following charter for such corporation:

                                    ARTICLE I
                                      NAME

         The name of the Corporation shall be Avalon Media Group, Inc.

                                   ARTICLE II
                                     PURPOSE

         The purpose for which this Corporation is organized are:

         (a) To engage in the cable advertising business.

         (b) To engage in the transaction of any or all lawful business for which corporations may be incorporated under the laws of Tennessee.

         The foregoing clauses shall be construed as purposes for which the Corporation is organized, in addition to those powers specifically conferred upon the Corporation by law, and its is hereby expressly provided that the foregoing powers shall not be held to limit or restrict in any manner the powers of the Corporation otherwise granted by law.

                                   ARTICLE III
                                AUTHORIZED SHARES

         The total number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, par value of Zero and 1/100 Dollars ($0.01) per share, and consisting of one class only.

                                   ARTICLE IV
                       INITIAL REGISTERED OFFICE AND AGENT

         The location and street address of the initial registered office of Corporation shall be:

                  200 4th Avenue North
                  5th Floor
                  Nashville, Tennessee 37219

         The name of the Corporation's initial registered agent at said address shall be Marshall L. Albritton.

                                    ARTICLE V
                           INITIAL BOARD OF DIRECTORS

         The name and address of the persons who are to serve as the initial Directors until the first annual meeting of shareholders, or until a successor is elected and qualified, is as follows:

                  NAME                                     ADDRESS

         Das A. Borden                            404 Avalon Avenue
                                                  Suite 200
                                                  Muscle Shoals, Alabama 35661

         Walter R. Sims                           5959 Shallowford Road
                                                  Suite 309
                                                  Chattanooga, Tennessee 37421

         Maurice C. Mitchell                      777 South Lawrence Street
                                                  Suite 100
                                                  Montgomery, Alabama 36104

                                   ARTICLE VI
                                  INCORPORATOR

         The name and address of the incorporator is as follows:

               NAME                        ADDRESS

        L. Marshall Albritton         200 4th Avenue North
                                      5th Floor
                                      Nashville, Tennessee 37219

                                   ARTICLE VII
                           DENIAL OF PREEMPTIVE RIGHTS


         No holder of shares of any class of this Corporation shall, as such holder, have any preemptive rights in, or preemptive rights to purchase or subscribe to, any shares of this Corporation, or any bonds, debentures or other securities or obligations convertible into or exchangeable with any shares of this Corporation, other than such rights of conversion or exchange and such rights under options or warrants or purchase or subscription arrangements, as shall be expressly granted by the Board of Directors or shareholders at such prices and upon such other terms and conditions as the Board of Directors, in its discretion, or the shareholders may fix or designate.

                                  ARTICLE VIII
                                   FOR PROFIT


         The Corporation is for profit.

                                   ARTICLE IX
                                PRINICPAL OFFICE


         The address of the initial principal office of the corporation shall be 5959 Shallowford Road, Suite 309, Chattanooga, Tennessee 37421.

         THE UNDERSIGNED, being the incorporator herein above named, for the purpose of forming a corporation pursuant to the Tennessee General Corporation Act, has executed the foregoing Charter on this 15th day of June, 1998.


                                        /s/ R.F. (BEN) STEWART III
                                        ----------------------------------------
                                        R.F. (Ben) Stewart III

                                                  INCORPORATOR


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